ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT and Assumption Agreement ("Assignment") is made this 24th day of July, 1997 by and between MICROCARE, INC., an Indiana corporation ("MI"), and MICROCARE COMPUTER SERVICES, INC., an Indiana corporation ("MCI"), and POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("Purchaser").

     WHEREAS, pursuant to an Asset Purchase Agreement, dated July 24th, 1997 (the "Agreement"), by and between MI and MCI and Robert L. Versprille, Purchaser wishes to assume MI's and MCI's rights, benefits and privileges of certain contracts, and MI and MCI are desirous of assigning to Purchaser all of their rights, benefits and privileges in certain contracts;

      NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants herein set forth, and other good and valuable consideration paid by Purchaser to MI and MCI, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ASSIGNMENT:
1. MI and MCI do hereby sell, assign, transfer and convey to Purchaser, to the extent legally permitted, the contracts set forth on Exhibit "A" attached hereto, and all of MI's and MCI's rights, interest, benefits and privileges thereunder.

ADDITIONAL ACTION BY MI AND MCI:
2. To the extent this Assignment does not result in a complete transfer of the contracts to Purchaser because of a prohibition in the contracts against MI's and MCI's assignment of any of its rights thereunder, MI and MCI shall cooperate with Purchaser in any reasonable manner proposed by Purchaser to complete the acquisition of the contracts and MI's and MCI's rights, benefits and privileges thereunder in order to fulfill and carry out MI's and MCI's obligations under the Agreement. Such additional action may include, but is not limited to: (i) entering into a subcontract between MI and MCI and Purchaser which allows Purchaser to perform MI's and MCI's duties under the contracts set forth on Exhibit "A" and to enforce MI's and MCI's rights thereunder; (ii) The sale of MI's and MCI's stock owned by Robert
L. Versprille to Purchaser on terms to which the parties may mutually agree to allow Purchaser to operate MI and MCI as a wholly owned subsidiary to enforce the contracts; or (iii) entering into a new multi-party agreement with the customers identified in the contracts set forth on Exhibit "A" which allows Purchaser to perform MI's and MCI's obligations and enforce MI's and MCI's rights under the contracts.

ASSUMPTION OF OBLIGATIONS:
3. Purchaser shall be responsible for the performance and discharge of all the duties and obligations of MI contained in the contracts set forth on Exhibit "A" upon the earlier to occur of: (i) the completion of the assignment of the contracts and MI's rights, interest, benefits and privileges thereunder; or
(ii) in accordance with any proposed transaction contemplated or set forth in Paragraph 2 hereof.

BINDING EFFECT:
4. All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereof and their respective successors and assigns.

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       IN   WITNESS  WHEREOF,  the  parties  have  executed  this
Assignment as of the date first above written.

Witnesses:                         MICROCARE, INC.

________________________


________________________                                      By:
_______________________________
                                       Robert    L.   Versprille,
President



                                MICROCARE COMPUTER SERVICES, INC.

________________________


________________________
By:_______________________________
                                          Robert  L.  Versprille,
President


                                POMEROY COMPUTER RESOURCES, INC.

________________________


________________________
BY:________________________________





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